Conceptus Logo Goes Here

September 3, 1999

Mr. Dennis Farrey
Dani Investment Partners
1045 Howard Ave.
San Carlos, CA 94070

Dear Dennis,

In accordance with our phone conversation on Friday September 3, 1999, Conceptus agrees to renew our current lease at 1021 Howard Ave, San Carlos, CA 94070 until December 31, 2001. All other terms and conditions of the existing lease will remain in effect except that the monthly lease payments will be:

January 1, 2000 - December 31, 2000: $2.00 per square ft.

January 1, 2001 - December 31, 2001: $2.25 per square ft.


Additionally, our security deposit will be increased to one months rent of $28,000. Dennis, thank you very much for your flexibility in working with us. It is my hope that our STOP project will be a true hit and that we can continue to work together as we grow. Please sign this lettr below, to indicate acceptance of these new lease terms and fax to me at 650 610-8363.


Sincerely,

/s/ Oliver Brouse
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Oliver Brouse
Director Finance & Operations

/s/ Dennis Farrey        9-3-99
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Dennis Farrey            Date


1021 Howard Avenue, San Carlos, CA 94070  Phone: 415/802-7240  Fax: 415/508-7600